UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 18, 2007

Date of Report (Date of earliest event reported):

Commission File Number: 000-28915

STEREO VISION ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada                                                                                                      95-4786792

(State or other jurisdiction of                                                                    (I.R.S. Employer

 incorporation or organization)                                                                   Identification No.)

15452 Cabrieto Road, Suite 204, Van Nuys, California 91406

(Address of principal executive offices)

(310) 205-7998

(Issuer's telephone number, including area code)

Item 5.02    Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 18, 2007, Stereo Vision Entertainment, Inc. (the "Company") appointed Doug Schwartz as the Company's new Chairman of the Board of Directors.  Mr. Schwartz has been a television series creator, executive producer, writer and director and has worked for various production companies in bother the development and production of television shows.  From 1988 to 2002, Mr. Schwartz created and worked on the shows "Baywatch", "Baywatch Nights", and "Baywatch Hawaii".  During that time, he worked with GTG Entertainment/NBC, The Baywatch Production Company, All American Television, Pearson Media, and Fremantle Media.  From 2000 to 2002, Mr. Schwartz also worked on "Sheena with Sony Studios.  From 2003 to 2005, Mr. Schwartz worked with Fox TV Studios on the "Baywatch Reunion Movie".  From 2006 to the present, Mr. Schwartz has worked with Lions Gate TV ("Wildfire"), Sony Studios ("Booty"), World of Wonder Productions (Reality Series), True/Endemol Entertainment (Reality Series) and New Line Television (Reality Series).

Dated:  June 18, 2007

STEREO VISION ENTERTAINMENT, INC.

/s/ Jack Honour

     Jack Honour,

     President